UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2017
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective January 13, 2017, Heather J. Brunner and Renu Khator were appointed to the Board of Trust Managers of Camden Property Trust (the "Company").
The Company's Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. As a result of this practice, Lewis A. Levey and F. Gardner Parker are retiring from the Board effective as of the time of the 2017 annual meeting of shareholders scheduled to be held in May 2017, and the appointments of Ms. Brunner and Ms. Khator to the Board were made in anticipation of these retirements. Kelvin A. Westbrook was appointed as Lead Independent Trust Manager, effective as of January 1, 2017.
A copy of the press release issued in connection with these actions is attached hereto as Exhibit 99.1.
Ms. Brunner and Ms. Khator are eligible to receive cash compensation and share awards pursuant to the Company’s Trust Manager compensation policy in connection with their service to the Board.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number    Title

99.1	Press Release dated January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2017
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number    Title

99.1	Press Release dated January 13, 2017